As filed with the Securities and Exchange Commission on November 10, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KNOWBE4, INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	36-4827930
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
KnowBe4, Inc.
33 N. Garden Avenue
Clearwater, FL 33755
(855) 566-9234
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sjoerd Sjouwerman
Chief Executive Officer
KnowBe4, Inc.
33 N. Garden Avenue
Clearwater, FL 33755
(855) 566-9234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries Megan J. Baier David Sharon Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	Shrikrishna Venkataraman Co-President & Chief Financial Officer KnowBe4, Inc. 33 N. Garden Avenue Clearwater, FL 33755 (855) 566-9234	Mark T. Bettencourt Joseph C. Theis, Jr. Jesse Nevarez Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-260872
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, par value $0.00001 per share	1,150,000	$25.75	$29,612,500	$2,746

_____________________
(1)Includes 150,000 shares subject to the underwriters’ option to purchase additional shares. The shares being registered under this Registration Statement are in addition to the 8,050,000 shares previously registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-260872).
(2)Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $191,912,000 on the Registration Statement on Form S-1, as amended (File No. 333-260872), which was declared effective by the Securities and Exchange Commission on November 10, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $29,612,500 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
KnowBe4, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-260872) (the “Prior Registration Statement”), which the Commission declared effective on November 10, 2021.
The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,150,000 shares the aggregate number of shares of its Class A common stock, par value $0.00001 per share, to be registered for sale by the selling stockholders, 150,000 of which may be sold by the selling stockholders upon exercise of the underwriters’ option to purchase additional shares. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.
The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on page II-6 of the Registration Statement on Form S-1 (File No. 333-260872) filed on November 8, 2021)
____________________
*Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Clearwater, State of Florida, on the 10th day of November, 2021.

KnowBe4, Inc.

By:	/s/ Sjoerd Sjouwerman
Name:	Sjoerd Sjouwerman
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sjoerd Sjouwerman	Chief Executive Officer & Directors (Principal Executive Officer)	November 10, 2021
Sjoerd Sjouwerman

/s/ Shrikrishna Venkataraman	Co-President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2021
Shrikrishna Venkataraman

*	Director	November 10, 2021
Jeremiah Daly

*	Director	November 10, 2021
Joseph DiSabato

*	Director	November 10, 2021
Kevin Klausmeyer

*	Director	November 10, 2021
Stephen Shanley

*	Director	November 10, 2021
Gerhard Watzinger

*	Director	November 10, 2021
Kara Wilson

/s/ Sjoerd Sjouwerman	Attorney-in-Fact	November 10, 2021
*By: Sjoerd Sjouwerman

* By:	/s/ Sjoerd Sjouwerman
Name:	Sjoerd Sjouwerman
Title:	Attorney-in-Fact